Exhibit 99.1

       Nasdaq Allows Mace Stock to Remain Listed If 10-K & 10-Q
                    Are Filed by August 15, 2006;
               Mace Announces Additional Car Wash Sales
                 Agreements & Update on Arizona Sale

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--June 30, 2006--Mace Security International, Inc. ("Mace") (Nasdaq:MACE), a manufacturer of electronic surveillance and personal defense products and an owner and operator of car wash facilities, today announced that the Nasdaq Stock Market will allow Mace's common stock to remain listed if the Company's Annual Report on Form 10-K for the year ended December 31, 2005 ("Form 10-K") and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 ("Form 10-Q") are filed by August 15, 2006.
    As previously announced in several Mace press releases and 8-K filings, the Company had received notification from the Nasdaq Stock Market that it was subject to being delisted for failing to timely file the Company's Form 10-K and Form 10-Q. On May 25, 2006, the Company attended a hearing before the Nasdaq Listing Qualifications Panel ("Panel") to request an exception from being delisted. On June 28, 2006, the Panel granted an exception allowing the Company's common stock to remain listed, provided the Company files its Form 10-K and Form 10-Q on or before August 15, 2006.
    Mace also announced that it sold an exterior-only car wash in Deptford, New Jersey for $1,025,000. This transaction closed on June 16, 2006. The Company also announced that it signed an agreement to sell a full service car wash in Norristown, Pennsylvania for $2,000,000. This transaction is expected to close within 90 days. The decision to sell these two car washes was made as a result of receiving offers that management thought were attractive. These two car washes are being sold at prices above book value.
    On March 6, 2006, Mace announced that it signed a definitive agreement to sell its 12 Arizona car washes for $19.5 million to CW Acquisitions, LLC. This transaction was scheduled to close by June 15, 2006. Pursuant to the terms of an Extension Agreement, CW Acquisitions, LLC agreed to pay Mace an additional non-refundable deposit of $100,000 to modify the original closing date of June 15, 2006 to on or before July 31, 2006 ($50,000 was paid on June 23, 2006, and $50,000 is to be paid on or before July 7, 2006).
    At the completion of the Arizona and Norristown car wash transactions, the Company will have 34 remaining car washes for sale in Delaware, Florida, New Jersey, Pennsylvania and Texas. Mace continues to explore the sale of its remaining car washes with the goal of using the proceeds to pay down debt and fund further expansion of its Security Segment.
    Mace Security International, Inc. is a manufacturer of electronic surveillance and personal defense products, and an owner and operator of car wash facilities. Information about Mace and becoming a Mace Professional Authorized Dealer is available at www.mace.com. The Company's consumer e-commerce web site is www.macecatalog.com.

    Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intend to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace's financial performance and could cause Mace's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading "Risk Factors" in Mace's SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace's annual reports on Form 10-K and quarterly reports on Form 10-Q.

    CONTACT: Mace Security International, Inc.
             Eduardo Nieves, Jr., 954-449-1300
             www.mace.com